AVERAGE ANNUAL RETURN COMPUTATION

         The Average Annual Return for the Fund was computed according to the following formula:

                                  n
FORMULA:                   P(1+T) =ERV

   Where:                       P =    a hypothetical investment of $1,000

                                T =    average annual total return

                                n =    number of years

                              ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year (or other) periods at the end of the 1, 5, or 10 year (or other) periods (or fractional portion thereof)


                                                                                                          CONTINGENT
                                      ENDING             AVERAGE                                           DEFERRED
             PERIOD                 REDEEMABLE         ANNUAL RATE                                       SALES CHARGE
            COVERED                    VALUE            OF RETURN              FORMULA *                   IN EFFECT
            -------                 ----------          ----------            ------------                 ---------

  10 YEARS ENDED 10/31/95            7,429.27             22.21%           @RATE(7112.83,1000,10)             0.00%

   5 YEARS ENDED 10/31/95            3,967.16             31.73%           @RATE(3967.16,1000,5)              2.00%

     YEAR ENDED 10/31/95             1,577.18             57.72%           @RATE(1577.18,1000,1)              5.00%



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